Exhibit 4.7(b)

AMENDMENT No. 1, dated as of February 16, 2007 (this “Amendment”), to the Credit Agreement, dated as of November 17, 2006 (as amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”), among HCA Inc. (the “Company” or the “Parent Borrower”), HCA UK Capital Limited (the “European Subsidiary Borrower” and, collectively with the Parent Borrower, the “Borrowers”), the lending institutions from time to time parties thereto (each a “Lender” and, collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, JPMorgan Chase Bank, N.A. and Citicorp North America, Inc., as Co-Syndication Agents, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Bookrunners, Deutsche Bank Securities Inc. and Wachovia Capital Markets LLC, as Joint Bookrunners, and Merrill Lynch Capital Corporation, as Documentation Agent. Capitalized terms used but not defined herein having the meaning provided in the Credit Agreement (as amended hereby).

WHEREAS, Section 14.1 of the Credit Agreement permits amendment with the written consent of the Administrative Agent, the affected Borrowers and the Lenders providing the relevant Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of any Class (“Refinanced Term Loans”) with a replacement term loan tranche (“Replacement Term Loans”) thereunder;

WHEREAS, the Borrowers desire to create a new tranche of term loans consisting of Tranche A-1 Term Loans (as defined in Section 1) pursuant to amendments authorized by Section 14.1 of the Credit Agreement which Tranche A-1 Term Loans shall, except with respect to the definitions of “Applicable ABR Margin” and “Applicable LIBOR Margin”, have identical terms as the Tranche A Term Loans and shall be in a like principal amount as the outstanding Tranche A Term Loans and the proceeds of which would be used to refinance all of the Tranche A Term Loans all as more fully set forth in Section 1;

WHEREAS, the Borrowers desire to create a new tranche of term loans consisting of Tranche B-1 Term Loans (as defined in Section 1) pursuant to amendments authorized by Section 14.1 of the Credit Agreement which Tranche B-1 Term Loans shall, except with respect to the definitions of “Applicable ABR Margin” and “Applicable LIBOR Margin”, have identical terms as the Tranche B Term Loans and shall be in a like principal amount as the outstanding Tranche B Term Loans and the proceeds of which would be used to refinance all of the Tranche B Term Loans all as more fully set forth in Section 1;

WHEREAS, the Borrowers desire to create a new tranche of term loans consisting of European-1 Tranche Term Loans (as defined in Section 1) pursuant to amendments authorized by Section 14.1 of the Credit Agreement which European-1 Tranche Term Loans shall, except with respect to the definition of “Applicable LIBOR Margin”, have identical terms as the European Tranche Term Loans and shall be in a like principal amount as the outstanding European Tranche Term Loans and the proceeds of which would be used to refinance all of the European Tranche Term Loans all as more fully set forth in Section 1;

WHEREAS, upon the effectiveness of this Amendment, each Tranche A Term Loan Lender that shall have executed and delivered a signature page to this Amendment as a Tranche A-1 Term Loan Lender shall be deemed to have exchanged its Tranche A Term Loans (which Tranche A Term Loans shall thereafter no longer be deemed to be outstanding) for Tranche A-1 Term Loans in the same aggregate principal amount as such Tranche A Term Loan Lender’s Tranche A Term Loans, and such Tranche A Term Loan Lender shall thereafter become a Tranche A-1 Term Loan Lender;

WHEREAS, upon the effectiveness of this Amendment, each Tranche B Term Loan Lender that shall have executed and delivered a signature page to this Amendment as a Tranche B-1 Term Loan Lender shall be deemed to have exchanged its Tranche B Term Loans (which Tranche B Term Loans shall thereafter no longer be deemed to be outstanding) for Tranche B-1 Term Loans in the same aggregate principal amount as such Tranche B Term Loan Lender’s Tranche B Term Loans, and such Tranche B Term Loan Lender shall thereafter become a Tranche B-1 Term Loan Lender;

WHEREAS, upon the effectiveness of this Amendment, each European Tranche Term Loan Lender that shall have executed and delivered a signature page to this Amendment as a European-1 Tranche Term Loan Lender shall be deemed to have exchanged its European Tranche Term Loans (which European Tranche Term Loans shall thereafter no longer be deemed to be outstanding) for European-1 Tranche Term Loans in the same aggregate principal amount as such European Tranche Term Loan Lender’s European Tranche Term Loans, and such European Tranche Term Loan Lender shall thereafter become a European -1 Tranche Term Loan Lender;

WHEREAS, upon the effectiveness of this Amendment, each Person who executes and delivers a signature page to this Amendment as an Additional Tranche A-1 Term Loan Lender (as defined in Section 1) will make Tranche A-1 Term Loans to the Parent Borrower in Dollars, the proceeds of which will be used by the Parent Borrower to repay in full the outstanding principal amount of Tranche A Term Loans that are not exchanged for Tranche A-1 Term Loans and the Parent Borrower shall pay to each Tranche A Term Loan Lender all accrued and unpaid interest on the Tranche A Term Loans to, but not including, the date of effectiveness of the Amendment;

WHEREAS, upon the effectiveness of this Amendment, each Person who executes and delivers a signature page to this Amendment as an Additional Tranche B-1 Term Loan Lender (as defined in Section 1) will make Tranche B-1 Term Loans to the Parent Borrower in Dollars, the proceeds of which will be used by the Parent Borrower to repay in full the outstanding principal amount of Tranche B Term Loans that are not exchanged for Tranche B-1 Term Loans and the Parent Borrower shall pay to each Tranche B Term Loan Lender all accrued and unpaid interest on the Tranche B Term Loans to, but not including, the date of effectiveness of the Amendment;

WHEREAS, upon the effectiveness of this Amendment, each Person who executes and delivers a signature page to this Amendment as an Additional European-1 Tranche Term Loan Lender (as defined in Section 1) will make European-1 Tranche Term Loans to the European Subsidiary Borrower in Euro, the proceeds of which will be used by the European Subsidiary Borrower to repay in full the outstanding principal amount of European Tranche Term Loans that are not exchanged for European-1 Tranche Term Loans and the European Subsidiary Borrower shall pay to each European Tranche Term Loan Lender all accrued and unpaid interest on the European-1 Tranche Term Loans to, but not including, the date of effectiveness of the Amendment;

WHEREAS, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are joint lead arrangers and joint bookrunners for the Tranche A-1 Term Loans, the Tranche B-1 Term Loans and the European-1 Tranche Term Loans; and

WHEREAS, the Agents under the Credit Agreement shall continue in their respective roles as Agents under the Credit Agreement as amended by this Amendment;

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendments. The Credit Agreement is hereby amended effective as of the Amendment No. 1 Effective Date as follows:

(a) The following defined terms shall be added to Section 1.1 of the Credit Agreement:

“Additional European-1 Tranche Term Loan” shall mean a Loan in Euro that is made pursuant to Section 2.1(g) on the Amendment No. 1 Effective Date.

“Additional European-1 Tranche Term Loan Commitment” shall mean, with respect to an Additional European-1 Tranche Term Loan Lender, the commitment of such Additional European-1 Tranche Term Loan Lender to make Additional European-1 Tranche Term Loans on the Amendment No. 1 Effective Date, in an amount set forth on Schedule I to Amendment No. 1. The aggregate amount of the Additional European-1 Tranche Term Loan Commitments shall equal the outstanding principal amount of European Tranche Term Loans of Non-Consenting European Tranche Term Loan Lenders.

“Additional European-1 Tranche Term Loan Lender” shall mean a Person with an Additional European-1 Tranche Term Loan Commitment on the Amendment No. 1 Effective Date.

“Additional Tranche A-1 Term Loan” shall mean a Loan in Dollars that is made pursuant to Section 2.1(e) on the Amendment No. 1 Effective Date.

“Additional Tranche A-1 Term Loan Commitment” shall mean, with respect to an Additional Tranche A-1 Term Loan Lender, the commitment of such Additional Tranche A-1 Term Loan Lender to make Additional Tranche A-1 Term Loans on the Amendment No. 1 Effective Date, in an amount set forth on Schedule I to Amendment No. 1. The aggregate amount of the Additional Tranche A-1 Term Loan Commitments shall equal the outstanding principal amount of Tranche A Term Loans of Non-Consenting Tranche A Term Loan Lenders.

“Additional Tranche A-1 Term Loan Lender” shall mean a Person with an Additional Tranche A-1 Term Loan Commitment on the Amendment No. 1 Effective Date.

“Additional Tranche B-1 Term Loan” shall mean a Loan in Dollars that is made pursuant to Section 2.1(f) on the Amendment No. 1 Effective Date.

“Additional Tranche B-1 Term Loan Commitment” shall mean, with respect to an Additional Tranche B-1 Term Loan Lender, the commitment of such Additional Tranche B-1 Term Loan Lender to make Additional Tranche B-1 Term Loans on the Amendment No. 1 Effective Date, in an amount set forth on Schedule I to Amendment No. 1. The aggregate amount of the Additional Tranche B-1 Term Loan Commitments shall equal the outstanding principal amount of Tranche B Term Loans of Non-Consenting Tranche B Term Loan Lenders.

“Additional Tranche B-1 Term Loan Lender” shall mean a Person with an Additional Tranche B-1 Term Loan Commitment on the Amendment No. 1 Effective Date.

“Amendment No. 1” shall mean Amendment No. 1 to this Agreement dated as of February 16, 2007.

“Amendment No. 1 Effective Date” shall mean February 16, 2007, the first Business Day on which all conditions precedent set forth in Section 3 of Amendment No. 1 are satisfied.

“European-1 Tranche Term Loan” shall mean, collectively, (i) a Loan in Euro made pursuant to Section 2.1(g) on the Amendment No. 1 Effective Date and (ii) each Additional European-1 Tranche Term Loan.

“European-1 Tranche Term Loan Commitment” shall mean, with respect to a European Tranche Term Loan Lender, the agreement of such European Tranche Term Loan Lender to exchange its European Tranche Term Loans for an equal aggregate principal amount of European-1 Tranche Term Loans on the Amendment No. 1 Effective Date, as evidenced by such European Tranche Term Loan Lender executing and delivering Amendment No. 1.

“European-1 Tranche Term Loan Facility” shall mean the Credit Facility consisting of the European-1 Tranche Term Loan Commitments and the European-1 Tranche Term Loans.

“European-1 Tranche Term Loan Lender” shall mean, collectively, (i) each European Tranche Term Loan Lender that executes and delivers Amendment No. 1 on or prior to the Amendment No. 1 Effective Date and (ii) each Additional European-1 Tranche Term Loan Lender.

“Non-Consenting European Tranche Term Loan Lender” shall mean each European Tranche Term Loan Lender that did not execute and deliver a counterpart of Amendment No. 1 on or prior to the Amendment No. 1 Effective Date.

“Non-Consenting Tranche A Term Loan Lender” shall mean each Tranche A Term Loan Lender that did not execute and deliver a counterpart of Amendment No. 1 on or prior to the Amendment No. 1 Effective Date.

“Non-Consenting Tranche B Term Loan Lender” shall mean each Tranche B Term Loan Lender that did not execute and deliver a counterpart of Amendment No. 1 on or prior to the Amendment No. 1 Effective Date.

“Tranche A-1 Term Loan” shall mean, collectively, (i) a Loan in Dollars made pursuant to Section 2.1(e) on the Amendment No. 1 Effective Date and (ii) each Additional Tranche A-1 Term Loan.

“Tranche A-1 Term Loan Commitment” shall mean, with respect to a Tranche A Term Loan Lender, the agreement of such Tranche A Term Loan Lender to exchange its Tranche A Term Loans for an equal aggregate principal amount of Tranche A-1 Term Loans on the Amendment No. 1 Effective Date, as evidenced by such Tranche A Term Loan Lender executing and delivering Amendment No. 1.

“Tranche A-1 Term Loan Facility” shall mean the Credit Facility consisting of the Tranche A-1 Term Loan Commitments and the Tranche A-1 Term Loans.

“Tranche A-1 Term Loan Lender” shall mean, collectively, (i) each Tranche A Term Loan Lender that executes and delivers Amendment No. 1 on or prior to the Amendment No. 1 Effective Date and (ii) each Additional Tranche A-1 Term Loan Lender.

“Tranche B-1 Term Loan” shall mean, collectively, (i) a Loan in Dollars made pursuant to Section 2.1(f) on the Amendment No. 1 Effective Date and (ii) each Additional Tranche B-1 Term Loan.

“Tranche B-1 Term Loan Commitment” shall mean, with respect to a Tranche B Term Loan Lender, the agreement of such Tranche B Term Loan Lender to exchange its Tranche B Term Loans for an equal aggregate principal amount of Tranche B-1 Term Loans on the Amendment No. 1 Effective Date, as evidenced by such Tranche B Term Loan Lender executing and delivering Amendment No. 1.

“Tranche B-1 Term Loan Facility” shall mean the Credit Facility consisting of the Tranche B-1 Term Loan Commitments and the Tranche B-1 Term Loans.

“Tranche B-1 Term Loan Lender” shall mean, collectively, (i) each Tranche B Term Loan Lender that executes and delivers Amendment No. 1 on or prior to the Amendment No. 1 Effective Date and (ii) each Additional Tranche B-1 Term Loan Lender.

(b) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable ABR Margin” contained therein and replacing it with the following:

“ “Applicable ABR Margin” shall mean at any date, with respect to each ABR Loan that is a Tranche A-1 Term Loan, Tranche B-1 Term Loan, Revolving Credit Loan or Swingline Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable ABR Margin for:
	Tranche A-1 Term Loans	Tranche B-1 Term Loans	Revolving Credit and Swingline Loans
Level I Status	1.25%	1.25%	1.50%
Level II Status	1.00%	1.25%	1.25%
Level III Status	0.75%	1.25%	1.00%
Level IV Status	0.50%	1.25%	0.75%
Level V Status	0.25%	1.25%	0.50%

Notwithstanding the foregoing, Level I Status shall apply during the period from and including the Closing Date to but excluding the Trigger Date.”

(c) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Applicable LIBOR Margin” contained therein and replacing it with the following:

“ “Applicable LIBOR Margin” shall mean, at any date, with respect to each LIBOR Loan that is a Tranche A-1 Term Loan, Tranche B-1 Term Loan, European-1

Tranche Term Loan or Revolving Credit Loan, the applicable percentage per annum set forth below based upon the Status in effect on such date:

Status	Applicable LIBOR Margin for:
	Tranche A-1 Term Loans	Tranche B-1 Term Loans	European-1 Tranche Term Loans	Revolving Credit Loans
Level I Status	2.25%	2.25%	2.25%	2.50%
Level II Status	2.00%	2.25%	2.00%	2.25%
Level III Status	1.75%	2.25%	2.00%	2.00%
Level IV Status	1.50%	2.25%	2.00%	1.75%
Level V Status	1.25%	2.25%	2.00%	1.50%

Notwithstanding the foregoing, Level I Status shall apply during the period from and including the Closing Date to but excluding the Trigger Date.”

(d) Section 1.1 of the Credit Agreement is hereby amended by deleting clause (b) of the definition of “Reserve Amount” contained therein and replacing it with the following:

“(b)(A) with respect to any Tranche B-1 Term Loan for any period, zero and (B) with respect to any European-1 Tranche Term Loan for any period, (i) if Level I Status is in effect as of the beginning of such period, an amount equal to 0.25% per annum on the average aggregate principal amount of such Loan over such period and (ii) if Level II Status, Level III Status, Level IV Status or Level V Status is in effect as of the beginning of such period, zero;”

(e) Section 2.1 of the Credit Agreement is hereby amended by adding the following clause (e) to such Section.

“(e)(i) Subject to and upon the terms and conditions herein set forth, each Tranche A Term Loan Lender with a Tranche A Term Loan that has executed a counterpart of Amendment No. 1 as a Tranche A-1 Term Loan Lender severally agrees to exchange its Tranche A Term Loan for a like principal amount of Tranche A-1 Term Loans on the Amendment No. 1 Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the LIBOR Rate thereunder) prior to any exchange of Tranche A Term Loans for Tranche A-1 Term Loans shall remain in effect following any such exchange.

(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche A-1 Term Loan Lender severally agrees to make Additional Tranche A-1 Term Loans in Dollars to the Parent Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its

Additional Tranche A-1 Term Loan Commitment on the Amendment No. 1 Effective Date. The Parent Borrower shall prepay all Tranche A Term Loans of Non-Consenting Tranche A Term Loan Lenders with the gross proceeds of the Additional Tranche A-1 Term Loans. The Interest Period then in effect (and the LIBOR Rate thereunder) for the Tranche A Term Loans of Non-Consenting Tranche A Term Loan Lenders shall remain in effect for the Additional Tranche A-1 Term Loans following any such repayment.

(iii) The Parent Borrower shall pay all accrued and unpaid interest on the Tranche A Term Loans to the Tranche A Term Loan Lenders to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date.

(iv) The Tranche A-1 Term Loans shall have the same terms as the Tranche A Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Amendment No. 1. For avoidance of doubt, the Tranche A-1 Term Loans (and all principal, interest and other amounts in respect thereof) will constitute “U.S. Obligations” under the Credit Agreement and the other Credit Documents and, except as set forth in Amendment No. 1, shall have the same rights and obligations under the Credit Agreement and Credit Documents as the Tranche A Term Loans.”

(f) Section 2.1 of the Credit Agreement is hereby amended by adding the following clause (f) to such Section.

“(f)(i) Subject to and upon the terms and conditions herein set forth, each Tranche B Term Loan Lender with a Tranche B Term Loan that has executed a counterpart of Amendment No. 1 as a Tranche B-1 Term Loan Lender severally agrees to exchange its Tranche B Term Loan for a like principal amount of Tranche B-1 Term Loans on the Amendment No. 1 Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the LIBOR Rate thereunder) prior to any exchange of Tranche B Term Loans for Tranche B-1 Term Loans shall remain in effect following any such exchange.

(ii) Subject to and upon the terms and conditions herein set forth, each Additional Tranche B-1 Term Loan Lender severally agrees to make Additional Tranche B-1 Term Loans in Dollars to the Parent Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its Additional Tranche B-1 Term Loan Commitment on the Amendment No. 1 Effective Date. The Parent Borrower shall prepay all Tranche B Term Loans of Non-Consenting Tranche B Term Loan Lenders with the gross proceeds of the Additional Tranche B-1 Term Loans. The Interest Period then in effect (and the LIBOR Rate thereunder) for the Tranche B Term Loans of Non-Consenting Tranche B Term Loan Lenders shall remain in effect for the Additional Tranche B-1 Term Loans following any such repayment.

(iii) The Parent Borrower shall pay all accrued and unpaid interest on the Tranche B Term Loans to the Tranche B Term Loan Lenders to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date.

(iv) The Tranche B-1 Term Loans shall have the same terms as the Tranche B Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Amendment No. 1. For avoidance of doubt, the Tranche B-1 Term Loans (and all principal, interest and other amounts in respect thereof) will constitute “U.S. Obligations” under the Credit Agreement and the other Credit Documents and, except as set forth in Amendment No. 1, shall have the same rights and obligations under the Credit Agreement and Credit Documents as the Tranche B Term Loans.”

(g) Section 2.1 of the Credit Agreement is hereby amended by adding the following clause (g) to such Section.

“(g)(i) Subject to and upon the terms and conditions herein set forth, each European Tranche Term Loan Lender with a European Tranche Term Loan that has executed a counterpart of Amendment No. 1 as a European-1 Tranche Term Loan Lender severally agrees to exchange its European Tranche Term Loan for a like principal amount of European-1 Tranche Term Loans on the Amendment No. 1 Effective Date. Notwithstanding anything to the contrary contained herein, the Interest Period then in effect (and the LIBOR Rate thereunder) prior to any exchange of European Tranche Term Loans for European-1 Tranche Term Loans shall remain in effect following any such exchange.

(ii) Subject to and upon the terms and conditions herein set forth, each Additional European-1 Tranche Term Loan Lender severally agrees to make Additional European-1 Tranche Term Loans in Euro to the European Subsidiary Borrower on the Amendment No. 1 Effective Date in a principal amount not to exceed its Additional European Tranche Term Loan Commitment on the Amendment No. 1 Effective Date. The European Subsidiary Borrower shall prepay all European Tranche Term Loans of Non-Consenting European Tranche Term Loan Lenders with the gross proceeds of the Additional European-1 Tranche Term Loans. The Interest Period then in effect (and the LIBOR Rate thereunder) for the European Tranche Term Loans of Non-Consenting European Tranche Term Loan Lenders shall remain in effect for the Additional European-1 Tranche Term Loans following any such repayment.

(iii) The European Subsidiary Borrower shall pay all accrued and unpaid interest on the European Tranche Term Loans to the European Tranche Term Loan Lenders to, but not including, the Amendment No. 1 Effective Date on such Amendment No. 1 Effective Date.

(iv) The European-1 Tranche Term Loans shall have the same terms as the European Tranche Term Loans as set forth in the Credit Agreement and Credit Documents, except as modified by Amendment No. 1. For avoidance of doubt, the European-1 Tranche Term Loans (and all principal, interest and other amounts in respect thereof) will constitute “European Obligations” under the Credit Agreement and the other Credit Documents and, except as set forth in Amendment No. 1, shall have the same rights and obligations under the Credit Agreement and Credit Documents as the European Tranche Term Loans.”

(h) Section 5.1 of the Credit Agreement is hereby amended by deleting the section in its entirety and replacing it with the following:

“(a) Each Borrower shall have the right to prepay its Term Loans, Revolving Credit Loans and Swingline Loans, in each case, without premium or penalty (except as set forth in clause (b) of this Section 5.1), in whole or in part from time to time on the following terms and conditions: (a) such Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by such Borrower no later than 12:00 noon (New York City time) (i) in the case of LIBOR Loans denominated in Dollars, three Business Days prior to, (ii) in the case of Loans denominated in an Alternative Currency, four Business Days prior to, (iii) in the case of ABR Loans (other than Swingline Loans), one Business Day prior to or (iv) in the case of Swingline Loans, on, the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders or the Swingline Lender, as the case may be; (b) each partial prepayment of (i) any Borrowing of LIBOR Loans denominated in Dollars shall be in a minimum amount of $10,000,000 and in multiples of $1,000,000 in excess thereof, (ii) any ABR Loans (other than Swingline Loans) shall be in a minimum amount of $1,000,000 and in multiples of $1,000,000 in excess thereof, (iii) any Loans denominated in Euro shall be in a minimum amount of €10,000,000 and in multiples of €1,000,000 in excess thereof, (iv) any Loans denominated in Sterling shall be in a minimum amount of £5,000,000 and in multiples of £1,000,000 in excess thereof and (v) Swingline Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof, provided that no partial prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding LIBOR Loans made pursuant to such Borrowing to an amount less than the applicable

Minimum Borrowing Amount for such LIBOR Loans and (c) any prepayment of LIBOR Loans pursuant to this Section 5.1(a) on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Parent Borrower with the applicable provisions of Section 2.11. Each prepayment in respect of any Term Loans pursuant to this Section 5.1(a) shall be (a) applied to the Class or Classes of Term Loans as the Parent Borrower may specify and (b) applied to reduce Tranche A-1 Repayment Amounts, Tranche B-1 Repayment Amounts, European-1 Tranche Repayment Amounts and/or any New Term Loan Repayment Amounts, as the case may be, in such order as the Parent Borrower may specify. At the Parent Borrower’s election in connection with any prepayment pursuant to this Section 5.1(a), such prepayment shall not be applied to any Term Loan or Revolving Credit Loan of a Defaulting Lender.

(b) Notwithstanding the foregoing, any mandatory or voluntary prepayment of the Tranche B-1 Term Loans or the European-1 Tranche Term Loans, as the case may be, that results in the prepayment of all, but not less than all, of the outstanding Tranche B-1 Term Loans or European-1 Tranche Term Loans, as the case may be, prior to the one year anniversary of the Amendment No. 1 Effective Date with the proceeds of new term loans (including without limitation any Replacement Term Loans) under this Agreement that have an applicable margin that is less than the Applicable ABR Margin or the Applicable LIBOR Margin, as the case may be, for Tranche B-1 Term Loans or the European-1 Tranche Term Loans, as the case may be, as of the Amendment No. 1 Effective Date may only be made if each Tranche B-1 Term Loan Lender and European-1 Tranche Term Loan Lender, as the case may be, is paid a prepayment premium of 1.0% of the principal amount of such Lender’s Tranche B-1 Term Loans or European-1 Tranche Term Loans, as the case may be.”

(i) Section 5.2 of the Credit Agreement is hereby amended by adding to the end of such Section new clause (i) as follows:

“(i) Notwithstanding anything to the contrary contained in Section 5.1 and this Section 5.2, (i) 100% of the proceeds of all Additional Tranche A-1 Term Loans shall be used to repay Tranche A Term Loans of the Non-Consenting Tranche A Term Loan Lenders, (ii) 100% of the proceeds of all Additional Tranche B-1 Term Loans shall be used to repay Tranche B Term Loans of the Non-Consenting Tranche B Term Loan Lenders and (iii) 100% of the proceeds of all Additional European-1 Tranche Term Loans shall be used to repay European Tranche Term Loans of the Non-Consenting European Tranche Term Loan Lenders.”

(j) Section 14.7(b) of the Credit Agreement is hereby amended by adding to the end of such Section a new sentence as follows:

“Notwithstanding the foregoing, this Section 14.7(b) may only be utilized with respect to a Non-Consenting Lender in respect of any amendment to this Agreement after the Amendment No. 1 Effective Date and prior to the one year anniversary of the Amendment No. 1 Effective Date that has the effect of reducing the Applicable ABR Margin and the Applicable LIBOR Margin for the Tranche B-1 Term Loans or European-1 Tranche Term Loans, as the case may be, if such Non-Consenting Lender is paid a fee equal to 1.0% of the principal amount of such Lender’s Tranche B-1 Term Loans or European-1 Tranche Term Loans, as the case may be, being replaced and repaid.”

(k) All references to “Adjusted Total European Tranche Term Loan Commitment”, “Adjusted Total Tranche A Term Loan Commitment”, “Adjusted Total Tranche B Term Loan Commitment”, “European Tranche Repayment Amount”, “European Tranche Repayment Date”, “European Tranche Term Loan”, “European Tranche Term Loan Commitment”, “European Tranche Term Loan Facility”, “European Tranche Term Loan Lender”, “European Tranche Term Loan Maturity Date”, “Required European Tranche Term Loan Lenders”, “Required Tranche A Term Loan Lenders”, “Required Tranche B Term Loan Lenders”, “Total European Tranche Term Loan Commitment”, “Total Tranche A Term Loan Commitment”, “Total Tranche B Term Loan Commitment”, “Tranche A Repayment Amount”, “Tranche A Repayment Date”, “Tranche A Term Loan”, “Tranche A Term Loan Commitment”, “Tranche A Term Loan Facility”, “Tranche A Term Loan Lender”, “Tranche A Term Loan Maturity Date”, “Tranche B Repayment Amount”, “Tranche B Repayment Date”, “Tranche B Term Loan”, “Tranche B Term Loan Commitment”, “Tranche B Term Loan Facility”, “Tranche B Term Loan Lender” and “Tranche B Term Loan Maturity Date” (except any such references appearing in the provisions of clauses (a), (e), (f), (g) and (i) of Section 1 of this Amendment and Section 2.1(a) of the Credit Agreement) in the Credit Agreement and the Credit Documents shall be deemed to be references to “Adjusted Total European-1 Tranche Term Loan Commitment”, “Adjusted Total Tranche A-1 Term Loan Commitment”, “Adjusted Total Tranche B-1 Term Loan Commitment”, “European-1 Tranche Repayment Amount”, “European-1 Tranche Repayment Date”, “European-1 Tranche Term Loan”, “European-1 Tranche Term Loan Commitment”, “European-1 Tranche Term Loan Facility”, “European-1 Tranche Term Loan Lender”, “European-1 Tranche Term Loan Maturity Date”, “Required European Tranche-1 Term Loan Lenders”, “Required Tranche A-1 Term Loan Lenders”, “Required Tranche B-1 Term Loan Lenders”, “Total European-1 Tranche Term Loan Commitment”, “Total Tranche A-1 Term Loan Commitment”, “Total Tranche B-1 Term Loan Commitment”, “Tranche A-1 Repayment Amount”, “Tranche A-1 Repayment Date”, “Tranche A-1 Term Loan”, “Tranche A-1 Term Loan Commitment”, “Tranche A-1 Term Loan Facility”, “Tranche A-1 Term Loan Lender”, “Tranche A-1 Term Loan Maturity Date”, “Tranche B-1 Repayment Amount”, “Tranche B-1 Repayment Date”, “Tranche B-1 Term Loan”, “Tranche B-1 Term Loan Commitment”, “Tranche B-1 Term Loan Facility”, “Tranche B-1 Term Loan Lender” and “Tranche B-1 Term Loan Maturity Date,” respectively.

(l)(a) The Additional European-1 Tranche Term Loan Commitments, Additional Tranche A-1 Term Loan Commitments and Additional Tranche B-1 Term Loan Commitments

shall not be treated as New Term Loan Commitments as such term is defined in Section 2.14(a); (b) the Additional European-1 Tranche Term Loans, Additional Tranche A-1 Term Loans and Additional Tranche B-1 Term Loans shall not be treated as New Term Loans as such term is defined in Section 2.14(c); (c) the Additional European-1 Tranche Term Loan Lenders, Additional Tranche A-1 Term Loan Lenders and Additional Tranche B-1 Term Loan Lenders shall not be treated as New Term Loan Lenders as such term is defined in Section 2.14(c); and (d) clause (k) of Section 1 of this Amendment shall not apply where the context clearly requires otherwise.

Section 2. Representations and Warranties. Each Borrower represents and warrants to the Lenders as of the date hereof and as of the Amendment No. 1 Effective Date that:

(a) The execution and delivery of this Amendment by the Borrowers has been duly authorized.

(b) The execution, delivery and performance by each of the Borrowers of this Amendment, will not (a) contravene any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents or Liens subject to the Intercreditor Agreements) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound or (c) violate any provision of the certificate of incorporation, by-laws or other organizational documents of such Credit Party or any of the Restricted Subsidiaries.

(c) The representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as if made on the Amendment No. 1 Effective Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date.

(d) At the time of and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

Section 3. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the first Business Day (the “Amendment No. 1 Effective Date”) on which each of the following conditions is satisfied:

(a) The Administrative Agent shall have received (i) from each European Tranche Term Loan Lender with a European-1 Tranche Term Loan Commitment and from Additional European-1 Tranche Term Loan Lenders having Additional European-1 Tranche Term Loan Commitments equal in principal amount to the amount of European Tranche Term Loans held by Non-Consenting European Tranche Term Loan Lenders, (ii) from each Tranche A Term Loan Lender with a Tranche A-1 Term Loan Commitment and from Additional Tranche A-1 Term Loan Lenders having Additional Tranche A-1 Term Loan Commitments equal in principal amount to the amount of Tranche A Term Loans held by Non-Consenting Tranche A Term Loan Lenders, (iii) from each Tranche B Term Loan Lender with a Tranche B-1 Term Loan Commitment and from Additional Tranche B-1 Term Loan Lenders having Additional Tranche B-1 Term Loan Commitments equal in principal amount to the amount of Tranche B Term Loans held by Non-Consenting Tranche B Term Loan Lenders, (iv) from the Administrative Agent and (v) from each Borrower and each Guarantor, either (x) a counterpart of this Amendment signed on behalf of such party or (y) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment;

(b) The Parent Borrower shall have provided the Administrative Agent with a Notice of Borrowing two Business Days prior to the Amendment No. 1 Effective Date with respect to the borrowing of Tranche A-1 Term Loans and Tranche B-1 Term Loans on the Amendment No. 1 Effective Date;

(c) The European Subsidiary Borrower shall have provided the Administrative Agent with a Notice of Borrowing three Business Days prior to the Amendment No. 1 Effective Date with respect to the borrowing of European-1 Tranche Term Loans on the Amendment No. 1 Effective Date;

(d) Each Tranche A-1 Term Loan Lender shall have received, if requested at least three Business Days prior to the date on which each of the other conditions to the Amendment No. 1 Effective Date have been met, one or more Tranche A-1 Term Notes payable to the order of such Lender duly executed by the Parent Borrower in substantially the form of Exhibit K-1 to the Credit Agreement, as modified by this Amendment, evidencing its Tranche A-1 Term Loans;

(e) Each Tranche B-1 Term Loan Lender shall have received, if requested at least three Business Days prior to the date on which each of the other conditions to the Amendment No. 1 Effective Date have been met, one or more Tranche B-1 Term Notes payable to the order of such Lender duly executed by the Parent Borrower in substantially the form of Exhibit K-2 to the Credit Agreement, as modified by this Amendment, evidencing its Tranche B-1 Term Loans;

(f) Each European-1 Tranche Term Loan Lender shall have received, if requested at least three Business Days prior to the date on which each of the other conditions to the Amendment No. 1 Effective Date have been met, one or more European-1 Tranche Term Notes payable to the order of such Lender duly executed by the Parent Borrower in substantially the form of Exhibit K-4 to the Credit Agreement, as modified by this Amendment, evidencing its European-1 Tranche Term Loans;

(g) The Parent Borrower shall have paid to all Tranche A Term Loan Lenders on the Amendment No. 1 Effective Date, simultaneously with the making of Tranche A-1 Term Loans under the Credit Agreement, all accrued and unpaid interest (including any Reserve Amount) on the Tranche A Term Loans to, but not including, the Amendment No. 1 Effective Date;

(h) The Parent Borrower shall have paid to all Tranche B Term Loan Lenders on the Amendment No. 1 Effective Date, simultaneously with the making of Tranche B-1 Term Loans under the Credit Agreement, all accrued and unpaid interest (including any Reserve Amount) on the Tranche B Term Loans to, but not including, the Amendment No. 1 Effective Date;

(i) The European Subsidiary Borrower shall have paid to all European Tranche Term Loan Lenders on the Amendment No. 1 Effective Date, simultaneously with the making of European-1 Tranche Term Loans under the Credit Agreement, all accrued and unpaid interest (including any Reserve Amount) on the European Tranche Term Loans to, but not including, the Amendment No. 1 Effective Date;

(j) The Administrative Agent shall have received the executed legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, of (a) Simpson Thacher & Bartlett LLP, special New York counsel to the Parent Borrower, (b) Robert A. Waterman, General Counsel of the Parent Borrower and (c) Bass, Berry & Sims PLC, special Tennessee counsel to certain of the U.S. Guarantors;

(k) The Borrowers shall have paid (i) the Agents the fees in the amounts previously agreed in writing to be received on the Amendment No. 1 Effective Date and (ii) the Administrative Agent all reasonable costs and expenses (including, without limitation the reasonable fees, charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Agents, and local counsel for the Agents) of the Administrative Agent for which invoices have been presented prior to the Closing Date; and

(l) At the time of and immediately after giving effect to the Amendment no Default or Event of Default has occurred and is continuing.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 5. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 6. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The Required Lenders agree that the Borrowers and the Administrative Agent may enter into an Amended and Restated Credit Agreement after the Amendment No. 1 Effective Date in form and substance satisfactory to the Administrative Agent to give effect to this Amendment. By executing and delivering a copy hereof, each Borrower and each Guarantor hereby agrees and confirms that all Obligations (including, without limitation, the Tranche A-1 Term Loans, the Tranche B-1 Term Loans and the European-1 Tranche Term Loans) shall be fully guaranteed by the U.S. Guarantors pursuant to the U.S. Guarantee and the European Obligations (including, without limitation, the European-1 Tranche Term Loans) shall be fully guaranteed by the European Guarantors pursuant to the European Guarantee, and, in each case, shall be fully secured pursuant to the applicable Security Documents (including, without limitation, the Mortgages required to be delivered under Section 9.14 of the Credit Agreement) securing the applicable Obligations of the Credit Parties.

Section 8. European Security Documents. Within 30 days following the Amendment No. 1 Effective Date (or such longer period as to which the Administrative Agent may consent), the Administrative Agent shall have received:

(a) executed legal opinions, in form and substance reasonably satisfactory to the Administrative Agent, of local counsel in the jurisdictions of the United Kingdom and Switzerland;

(b) amended European Security Documents executed by the applicable European Loan Parties, in a form and substance reasonably satisfactory to the Administrative Agent;

(c) evidence of all applicable corporate approval documentation, in form and substance reasonably satisfactory to the Administrative Agent, consistent with the Credit Agreement and as required pursuant to the amended European Security Documents; and

(d) evidence of all applicable registrations as required pursuant to the amended European Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

HCA INC.

By:
Name:
Title:

HCA UK CAPITAL LIMITED

By:
Name:
Title:

Each of the U.S. GUARANTORS listed on Schedule II hereto

By:
Name:
Title:

Each of the EUROPEAN GUARANTORS listed on Schedule III hereto

By:
Name:
Title:

[Amendment No. 1 to

HCA Inc. Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swingline Lender, Letter of Credit Issuer and a Lender

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Letter of Credit Issuer for the Existing Letters of Credit and a Lender

By:
Name:
Title:

[Amendment No. 1 to

HCA Inc. Credit Agreement]

,
as a Tranche A-1 Term Loan Lender,

By:
Name:
Title:

By:
Name:
Title:

[Amendment No. 1 to

HCA Inc. Credit Agreement]

,
as a Tranche B-1 Term Loan Lender,

By:
Name:
Title:

By:
Name:
Title:

[Amendment No. 1 to

HCA Inc. Credit Agreement]

,
as a European-1 Tranche Term Loan Lender,

By:
Name:
Title:

By:
Name:
Title:

[Amendment No. 1 to

HCA Inc. Credit Agreement]

Schedule I

Additional Term Loan Commitments

Additional Tranche B-1 Term Loan Lender	Additional Tranche B-1 Term Loan Commitment
Bank of America, N.A.	$30,000,000.00

Schedule II

U.S. Guarantors

BAY HOSPITAL, INC.

BRIGHAM CITY COMMUNITY HOSPITAL, INC.

BROOKWOOD MEDICAL CENTER OF GULFPORT, INC.

CAPITAL DIVISION, INC.

CENTERPOINT MEDICAL CENTER OF INDEPENDENCE, LLC

CENTRAL FLORIDA REGIONAL HOSPITAL, INC.

CENTRAL SHARED SERVICES, LLC

CENTRAL TENNESSEE HOSPITAL CORPORATION

CHCA BAYSHORE, L.P.

CHCA CONROE, L.P.

CHCA EAST HOUSTON, L.P.

CHCA MAINLAND, L.P.

CHCA WEST HOUSTON, L.P.

CHCA WOMAN’S HOSPITAL, L.P.

CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.

CMS GP, LLC

COLORADO HEALTH SYSTEMS, INC.

COLUMBIA ASC MANAGEMENT, L.P.

COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.

COLUMBIA LAGRANGE HOSPITAL, INC.

COLUMBIA MEDICAL CENTER OF ARLINGTON SUBSIDIARY, L.P.

COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.

COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC.

COLUMBIA MEDICAL CENTER OF LEWISVILLE SUBSIDIARY, L.P.

COLUMBIA MEDICAL CENTER OF MCKINNEY SUBSIDIARY, L.P.

COLUMBIA MEDICAL CENTER OF PLANO SUBSIDIARY, L.P.

COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.

COLUMBIA OGDEN MEDICAL CENTER, INC.

COLUMBIA PARKERSBURG HEALTHCARE SYSTEM, LLC

COLUMBIA PLAZA MEDICAL CENTER OF FORT WORTH SUBSIDIARY, L.P.

COLUMBIA POLK GENERAL HOSPITAL, INC.

COLUMBIA RIO GRANDE HEALTHCARE, L.P.

COLUMBIA RIVERSIDE, INC.

COLUMBIA VALLEY HEALTHCARE SYSTEM, L.P.

COLUMBIA/ALLEGHANY REGIONAL HOSPITAL INCORPORATED

COLUMBIA/HCA JOHN RANDOLPH, INC.

COLUMBINE PSYCHIATRIC CENTER, INC.

COLUMBUS CARDIOLOGY, INC.

CONROE HOSPITAL CORPORATION

DALLAS/FT. WORTH PHYSICIAN, LLC

DAUTERIVE HOSPITAL CORPORATION

DUBLIN COMMUNITY HOSPITAL, LLC

EASTERN IDAHO HEALTH SERVICES, INC.

EDMOND REGIONAL MEDICAL CENTER, LLC

EDWARD WHITE HOSPITAL, INC.

EL PASO SURGICENTER, INC.

ENCINO HOSPITAL CORPORATION, INC.

EP HEALTH, LLC

FAIRVIEW PARK GP, LLC

FAIRVIEW PARK, LIMITED PARTNERSHIP

FRANKFORT HOSPITAL, INC.

GALEN PROPERTY, LLC

GENERAL HEALTHSERV, LLC

GOOD SAMARITAN HOSPITAL, L.P.

GOPPERT-TRINITY FAMILY CARE, LLC

GPCH-GP, INC.

GRAND STRAND REGIONAL MEDICAL CENTER, LLC

GREEN OAKS HOSPITAL SUBSIDIARY, L.P.

GREENVIEW HOSPITAL, INC.

HAMILTON MEDICAL CENTER, INC.

HCA CENTRAL GROUP, INC.

HCA HEALTH SERVICES OF FLORIDA, INC.

HCA HEALTH SERVICES OF LOUISIANA, INC.

HCA HEALTH SERVICES OF OKLAHOMA, INC.

HCA HEALTH SERVICES OF TENNESSEE, INC.

HCA HEALTH SERVICES OF VIRGINIA, INC.

HCA MANAGEMENT SERVICES, L.P.

HD&S CORP. SUCCESSOR, INC.

HEALTH MIDWEST OFFICE FACILITIES CORPORATION

HEALTH MIDWEST VENTURES GROUP, INC.

HEALTHTRUST MOB, LLC

HENDERSONVILLE HOSPITAL CORPORATION

HOSPITAL CORPORATION OF NORTH CAROLINA

HOSPITAL CORPORATION OF TENNESSEE

HOSPITAL CORPORATION OF UTAH

HOSPITAL DEVELOPMENT PROPERTIES, INC.

HSS HOLDCO, LLC

HSS SYSTEMS VA, LLC

HSS SYSTEMS, LLC

HSS VIRGINIA, L.P.

HTI MEMORIAL HOSPITAL CORPORATION

INTEGRATED REGIONAL LAB, LLC

INTEGRATED REGIONAL LABORATORIES, LLP

JFK MEDICAL CENTER LIMITED PARTNERSHIP

KPH-CONSOLIDATION, INC.

LAKELAND MEDICAL CENTER, LLC

LAKEVIEW MEDICAL CENTER, LLC

LARGO MEDICAL CENTER, INC.

LAS VEGAS SURGICARE, INC.

LAWNWOOD MEDICAL CENTER, INC.

LEWIS-GALE HOSPITAL, INCORPORATED

LEWIS-GALE MEDICAL CENTER, LLC

LEWIS-GALE PHYSICIANS, LLC

LOS ROBLES REGIONAL MEDICAL CENTER

MANAGEMENT SERVICES HOLDINGS, INC.

MARIETTA SURGICAL CENTER, INC.

MARION COMMUNITY HOSPITAL, INC.

MCA INVESTMENT COMPANY

MEDICAL CENTERS OF OKLAHOMA, LLC

MEDICAL OFFICE BUILDINGS OF KANSAS, LLC

MEMORIAL HEALTHCARE GROUP, INC.

MIDWEST DIVISION - ACH, LLC

MIDWEST DIVISION - LRHC, LLC

MIDWEST DIVISION - LSH, LLC

MIDWEST DIVISION - MCI, LLC

MIDWEST DIVISION - MMC, LLC

MIDWEST DIVISION - OPRMC, LLC

MIDWEST DIVISION - PFC, LLC

MIDWEST DIVISION - RBH, LLC

MIDWEST DIVISION - RMC, LLC

MIDWEST DIVISION - RPC, LLC

MIDWEST HOLDINGS, INC.

MONTGOMERY REGIONAL HOSPITAL, INC.

MOUNTAIN VIEW HOSPITAL, INC.

NASHVILLE SHARED SERVICES GENERAL PARTNERSHIP

NATIONAL PATIENT ACCOUNT SERVICES, INC.

NEW PORT RICHEY HOSPITAL, INC.

NEW ROSE HOLDING COMPANY, INC.

NORTH FLORIDA IMMEDIATE CARE CENTER, INC.

NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.

NORTHERN UTAH HEALTHCARE CORPORATION

NORTHERN VIRGINIA COMMUNITY HOSPITAL, LLC

NORTHLAKE MEDICAL CENTER, LLC

NOTAMI HOSPITALS OF LOUISIANA, INC.

NOTAMI HOSPITALS, LLC

OKALOOSA HOSPITAL, INC.

OKEECHOBEE HOSPITAL, INC.

OUTPATIENT CARDIOVASCULAR CENTER OF CENTRAL FLORIDA, LLC

PALMS WEST HOSPITAL LIMITED PARTNERSHIP

PALMYRA PARK HOSPITAL, INC.

PLANTATION GENERAL HOSPITAL, L.P.

PULASKI COMMUNITY HOSPITAL, INC.

REDMOND PARK HOSPITAL, LLC

REDMOND PHYSICIAN PRACTICE COMPANY

REDMOND PHYSICIAN PRACTICE VIII, LLC

RESTON HOSPITAL CENTER, LLC

RETREAT HOSPITAL, INC.

RIO GRANDE REGIONAL HOSPITAL, INC.

RIVERSIDE HEALTHCARE SYSTEM, L.P.

RIVERSIDE HOSPITAL, INC.

SAMARITAN, LLC

SAN JOSE HEALTHCARE SYSTEM, LP

SAN JOSE HOSPITAL, L.P.

SAN JOSE MEDICAL CENTER, LLC

SAN JOSE, LLC

SARASOTA DOCTORS HOSPITAL, INC.

SJMC, LLC

SOUTHERN HILLS MEDICAL CENTER, LLC

SPOTSYLVANIA MEDICAL CENTER, INC.

SPRING BRANCH MEDICAL CENTER, INC.

SPRING HILL HOSPITAL, INC.

ST. MARK’S LONE PEAK HOSPITAL, INC.

SUN CITY HOSPITAL, INC.

SUNBELT REGIONAL MEDICAL CENTER, INC.

SUNRISE MOUNTAINVIEW HOSPITAL, INC.

SURGICARE OF BRANDON, INC.

SURGICARE OF FLORIDA, INC.

SURGICARE OF HOUSTON WOMEN’S, INC.

SURGICARE OF MANATEE, INC.

SURGICARE OF NEWPORT RICHEY, INC.

SURGICARE OF PALMS WEST, LLC

SURGICARE OF RIVERSIDE, LLC

TALLAHASSEE MEDICAL CENTER, INC.

TCMC MADISON-PORTLAND, INC.

TERRE HAUTE HOSPITAL GP, INC.

TERRE HAUTE HOSPITAL HOLDINGS, INC.

TERRE HAUTE MOB, L.P.

TERRE HAUTE REGIONAL HOSPITAL, L.P.

TIMPANOGOS REGIONAL MEDICAL SERVICES, INC.

TRIDENT MEDICAL CENTER, LLC

UTAH MEDCO, LLC

VH HOLDCO, INC.

VH HOLDINGS, INC.

VIRGINIA PSYCHIATRIC COMPANY, INC.

W & C HOSPITAL, INC.

WALTERBORO COMMUNITY HOSPITAL, INC.

WESLEY MEDICAL CENTER, LLC

WEST FLORIDA REGIONAL MEDICAL CENTER, INC.

WEST VALLEY MEDICAL CENTER, INC.

WESTERN PLAINS CAPITAL, INC.

WHMC, INC.

WOMAN’S HOSPITAL OF TEXAS, INCORPORATED

WOMEN’S AND CHILDREN’S HOSPITAL, INC.

Schedule III

European Guarantors

HCA CAPITAL LIMITED

HCA INVESTMENTS LIMITED

HCA INTERNATIONAL HOLDINGS LIMITED

HCA INTERNATIONAL LIMITED

HCA STAFFING LIMITED

HCA UK LIMITED

HCA UK HOLDINGS LIMITED

HCA UK SERVICES LIMITED

ST MARTINS HEALTHCARE LIMITED

ST MARTINS LIMITED

THE HARLEY STREET CANCER CLINIC LIMITED